UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 5, 2004

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16244	11-2989601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Sunnyside Boulevard, Suite B, Woodbury, New York  11797

(Address of principal executive offices, including zip code)

(516) 677-0200

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01  Regulation FD Disclosure.

On October 5, 2004, Veeco Instruments Inc. (“Veeco”) acquired substantially all of the assets of Bodee’s Ranch, Inc. comprising the business known as Manufacturing Technology Inc., a privately held manufacturer of slicing and dicing equipment for the data storage industry, for $9.5 million in cash (the “Acquisition”).  A copy of the press release issued by Veeco announcing the Acquisition is furnished as Exhibit 99.1 to this report.

Section 8 – Other Events

Item 8.01  Other Events.

In connection with the Acquisition, Veeco entered into an amendment to its Credit Agreement dated as of April 19, 2001, as amended, with Fleet National Bank, as administrative agent, JPMorgan Chase Bank, as syndication agent, HSBC Bank USA, as documentation agent, and the lenders named therein, to permit certain acquisitions, including the Acquisition.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit	Description

99.1	Press release issued by Veeco Instruments Inc. dated October 6, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 8, 2004

VEECO INSTRUMENTS INC.

By: /s/ Gregory A. Robbins
Gregory A. Robbins
Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by Veeco Instruments Inc. dated October 6, 2004.